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EXHIBIT 99.4

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                            ASSET PURCHASE AGREEMENT
                                      AMONG
                                  iDVDBox, Inc.
                                       AND
                            MediaBus Networks, Inc.
                                   DATED AS OF
                                January 8, 2002

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II SALE AND TRANSFER OF ASSETS; CLOSING . . . . . . . . . . . . . . . .6

Section 2.1     Assets to Be Sold . . . . . . . . . . . . . . . . . . . . . . .6
Section 2.2     Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . .6
Section 2.3     Consideration. . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 2.4     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .7
Section 2.5     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Section 2.6     Closing Obligations . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . .  9

Section 3.1     Organization and Good Standing. . . . . . . . . . . . . . . .  9
Section 3.2     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 3.3     Enforceability, Authority, No Conflict . . . . . . . . . . . .10
Section 3.4     Books and Records. . . . . . . . . . . . . . . . . . . . . . .10
Section 3.5     Sufficiency of Assets. . . . . . . . . . . . . . . . . . . . .10
Section 3.6     Intellectual Property. . . . . . . . . . . . . . . . . . . . .11
Section 3.7     Location of Tangible Personal Property. . . . . . . . . . . . 11
Section 3.8     Title to and Condition of Personal Property . . . . . . . . . 11
Section 3.9     No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . 11
Section 3.10    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 3.11    No Material Adverse Change. . . . . . . . . . . . . . . . . . 12
Section 3.12    Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 3.13    Employee Benefits . . . . . . . . . . . . . . . . . . . . . . 12
Section 3.14    Compliance With Legal Requirements; Governmental
                Authorizations . . . . . . . . . . . . . . . . . . . . . . . .12
Section 3.15    Legal Proceedings; Orders. . . . . . . . . . . . . . . . . . .12
Section 3.16    Absence of Certain Changes and Events. . . . . . . . . . . . .12
Section 3.17    Environmental Matters. . . . . . . . . . . . . . . . . . . . .13
Section 3.18    Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . 13
Section 3.19    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . 13

Section 4.1     Organization and Good Standing. . . . . . . . . . . . . . . . 13
Section 4.2     Authority, No Conflict. . . . . . . . . . . . . . . . . . . . 13
Section 4.3     Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE V COVENANTS OF SELLER PRIOR TO CLOSING . . . . . . . . . . . . . . . .14

Section 5.1     Access and Investigation. . . . . . . . . . . . . . . . . . . 14
Section 5.2     Operation of the Business of Seller. . . . . . . . . . . . . .14
Section 5.3     Required Approvals. . . . . . . . . . . . . . . . . . . . . . 14
Section 5.4     No Negotiation. . . . . . . . . . . . . . . . . . . . . . . . 14
Section 5.5     Payment of Liabilities. . . . . . . . . . . . . . . . . . . . 15
Section 5.6     Key Personnel. . . . . . . . . . . . . . . . . . . . . . . . .15


ARTICLE VI COVENANTS OF BUYER PRIOR TO CLOSING. . . . . . . . . . . . . . . . 15

Section 6.1     Required Approvals. . . . . . . . . . . . . . . . . . . . . . 15
Section 6.2     Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . 15


ARTICLE VII CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. . . . . . . .15

Section 7.1     Accuracy of Representations. . . . . . . . . . . . . . . . . .15
Section 7.2     Seller's Performance. . . . . . . . . . . . . . . . . . . . . 15
Section 7.3     No Proceedings. . . . . . . . . . . . . . . . . . . . . . . . 15
Section 7.4     Governmental Authorizations. . . . . . . . . . . . . . . . . .15
Section 7.5     Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . .15
Section 7.6     Satisfactory Due Diligence . . . . . . . . . . . . . . . . . .15
Section 7.7     No Change in Business. . . . . . . . . . . . . . . . . . . . .15
Section 7.8     Authorization. . . . . . . . . . . . . . . . . . . . . . . . .16


ARTICLE VIII CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE . . . . . . 16

Section 8.1     Accuracy of Representations. . . . . . . . . . . . . . . . . .16
Section 8.2     Buyer's Performance . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE IX TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Section 9.1     Termination Events . . . . . . . . . . . . . . . . . . . . . .17
Section 9.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . 17


ARTICLE X SELLER'S ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . 18

Section 10.1    Payment of All Taxes Resulting From Sale of Assets by Seller. 18
Section 10.2    Payment of Liabilities . . . . . . . . . . . . . . . . . . . .18
Section 10.3    Reports and Returns . . . . . . . . . . . . . . . . . . . . . 18
Section 10.4    Covenant of Seller Not to Compete . . . . . . . . . . . . . ..18
Section 10.5    Further Assurances . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE XI INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .19

Section 11.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Section 11.2    Indemnification and Reimbursement By Seller . . . . . . . . . 19

ARTICLE XII GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .20

Section 12.1     Confidentiality; Public Announcements . . . . . . . . . . . .20
Section 12.2     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 12.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Section 12.4     (Intentionally left blank). . . . . . . . . . . . . . . . . .21
Section 12.5     (Intentionally left blank).. . . . . . . . . . . . . . . . . 21
Section 12.6     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 12.7     Entire Agreement and Modification . . . . . . . . . . . . . .22
Section 12.8     Assignments, Successors, and No Third-Party Rights . . . . . 22
Section 12.9     Severability . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 12.10    Section Headings, Construction, Exhibits . . . . . . . . . . 22
Section 12.11    Time of Essence . . . . . . . . . . . . . . . . . . . . . . .23
Section 12.12    Governing Law . . . . . . . . . . . . . . . . . . . . . . . .23
Section 12.13    Joint and Several Obligations . . . . . . . . . . . . . . . .23
Section 12.14    Execution of Agreement, Counterparts . . . . . . . . . . . . 23


                             EXHIBITS
                             ---------

Exhibit  1 		List of Assets

Exhibit  2		List of Assumed Liabilities

Exhibit  3		List of Personnel

Exhibit  4		List of Key Personnel




                            ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into as of January 8, 2002, is by and among MediaBus Networks, ("Buyer"), iDVDBox, Inc., a Florida corporation ("Seller").

WHEREAS, Seller desires to sell, assign, convey, transfer and deliver and Buyer desires to purchase, the assets (as defined below) and assume the Liabilities of Seller (as defined herein); for the consideration and on the terms set forth in this Agreement; and

WHEREAS, Seller wishes to execute and deliver this Agreement to carry out the intent and purpose of the Agreement to sell to Buyer title to the Assets, and to make certain representations with respect to the defense of Seller's title to the Assets;

NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS

For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Article I:

"Agreement" - as defined in the first paragraph of this Agreement.

"Assets" - as defined in Section 2.1.

"Business Day" - any day other than Saturday or Sunday or any other day on which the New York Stock exchange is closed.

"Buyer" - as defined in the first paragraph of this Agreement.

"Buyer Indemnified Persons" - as defined in Section 11.2(a).

"Buyer's Closing Documents" - as defined in Section 4.2(a).

"Closing" - as defined in Section 2.6.

"Closing Date" - as defined in Section 2.6.

"Contract" - any agreement, contract, lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), including, but not limited to, any Seller Contract.

"Copyrights" - all rights arising under domestic and foreign copyright laws, whether or not the subject of any copyrights registration or copyright application.

"Employee Benefit Plan" - any plan, program or agreement which Seller has maintained, sponsored or obligated itself under with respect to employees' benefits or welfare, including without limitation pension or retirement plans, medical or dental plans, life or long-term disability insurance, bonus or incentive compensation, stock option or equity participation plans.

"Encumbrance" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right-of-way, easement, encroachment, servitude, right of first option, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

"Environmental, Health and Safety Liabilities" - any Losses, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law.

"Environmental Law" - any Legal Requirement designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the environment or public health and safety.

"Escrow Agreement" - the escrow agreement to be executed and delivered at the Closing by Buyer, Seller and the Escrow Agent as contemplated by
Section 2.3(b) and in form reasonably acceptable to Buyer and Seller.

"Escrow Agent" - as defined in the Escrow Agreement.

"Governing Documents" - with respect to any particular entity: (a) the articles or certificate of incorporation and the bylaws (or comparable documents); (b) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the equityholders of any Person; and (c) any amendment or supplement to any of the foregoing.

"Governmental Authorization" - any Consent, license, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, but specifically excluding any general business license.

"Governmental Body" - any (a) domestic or foreign federal, state, local, or municipal government; (b) domestic or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (c) domestic or foreign body exercising any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; or (d) official of any of the foregoing.

"Intellectual Property" - Patents, Copyrights, Marks, Trade Secrets and other intangible property rights and all copies of software, data and other tangible embodiments of the foregoing in whatever form or medium.

"IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Key Personnel" - those employees, consultants or other personnel of a Seller listed on Exhibit 5.6.

"Legal Requirement" - any applicable domestic or foreign federal, state, local, or municipal law, ordinance, principle of common law, code, regulation, statute, or treaty.

"Liability" - with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

"Losses" - as defined in Section 11.2(a).

"Marks" - all names, assumed fictional business names, trade names, all registered and unregistered domestic and foreign trademarks, registered and unregistered domestic and foreign service marks, domain names, applications for domestic and foreign service marks, and applications for domestic and foreign trademarks.

"Occupational Safety and Health Law" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 et seq., and any program whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order" - any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

"Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Patents" - all domestic and foreign patents, domestic and foreign patent applications, and inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice).

"Person" - an individual, partnership, corporation, business trust, limited liability company or partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Body.

"Personnel" - as defined in Section 3.13(a).

"Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" - as defined in Section 2.3.

"Related Person" - is: (a) any Person that, directly or indirectly, controls, is controlled by, or is under common control with a specified Person; (b) any Person that holds a Material Interest in a specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of a specified Person (or in a similar capacity); and
(d) any Person in which a specified Person holds a Material Interest. For purposes of this definition, (a) "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and (b) "Material Interest" means direct or indirect beneficial ownership (defined as the power to vote or to direct the voting of, or the power to dispose of, an equity security) of voting securities or other voting interests representing at least three percent (3%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least three percent (3%) of the outstanding equity securities or equity interests in a Person.

"Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Seller" - as defined in the first paragraph of this Agreement.

"Seller' Closing Documents" - as defined in Section 3.3(a).

"Subsidiary" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of board of directors or similar governing body, or otherwise having the power to direct its business and policies (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by Owner, directly or indirectly.

"Tangible Personal Property" - all computer or telecommunications hardware or equipment of every kind owned or leased by a Seller (wherever located and whether or not carried on such Seller's books), including, but not limited to, all such equipment used by Personnel, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto. "Tangible Personal Property", as used herein, includes all CPUs and storage devices on which any of iDVDBox software and data is stored in electronic form and, but shall not include any furniture, photocopiers or other ordinary office equipment.

"Tax" - any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collect by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

"Third Party Licenses-In" - all rights of a Seller as a licensee or authorized user of the Intellectual Property of any third party that is used in connection with iDVDBox.

"Third Party Licenses-Out" - all rights of a Seller as a licensor of iDVDBox Intellectual Property to any third party.

"Trade Secrets" - all trade secrets and confidential information, including, but not limited to, all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, software, software-related developer and user documentation, supplier lists, customer lists to the extent transferable by law, pricing and cost information, business and marketing plans and proposals and other information or material within the definition of a "trade secret" as set forth in Section 1(4) of the Uniform Trade Secrets Act of 1985, as amended.

"Assets" shall mean: All the properties and assets of Seller as a going concern, including, without limitation, all items of personal property and other assets used in connection with the business of the Seller (the "Business"), whether or not any of such assets have any value for accounting purposes and all goodwill associated therewith (the "Assets"). Seller shall deliver custody or control of the Assets to Buyer upon execution hereof. Without limiting the generality of the foregoing, the Assets specifically include:

	(a)	All personal property, plant, furniture, fixtures and equipment
	owned by Seller, including, but not limited to, all items identified on
	Exhibit 1.

	(b)	All material contracts, leases, agreements and commitments of
	Seller identified on Exhibit 1, and all other contracts, agreements and commitments of Seller entered into prior to the Effective Date (but excluding this Agreement and the agreements, instruments and documents executed and delivered by Seller pursuant to this Agreement) and all contract rights of Seller incident thereto, and all general intangibles of Seller.

	(c)	All supplies and inventories maintained by Seller as of the
	Effective Date as described in Exhibit 1.

	(d)	All accounts receivable of Seller, notes receivable and other
	rights to receive payments owed to Seller in existence on the Effective Date, and all cash arising from the collection of same from and after the Effective Date.

	(e)	The books and records of Seller (other than the corporate
	minute books and stock records).

	(f)	All transferable certifications, licenses and other regulatory
	or performance approvals necessary for or incident to the use of the Assets or the conduct of the Business including, without limitation, such certifications, licenses and regulatory and performance approvals identified on Exhibit 1.1(f).

	(g)	Any and all rights of Seller to the "iDVDBox" service mark and
	its corresponding logo all other trade and service marks of the Business and names and goodwill associated therewith (the "Name Rights"), all "Intellectual Property" (as defined herein) rights associated with the Business, and all customer lists, procedure and user manuals, marketing and promotional materials (including audiotapes, videotapes and printed materials) and all other property rights required for or incident to the marketing of the products and services of the Business, and all books and records relating thereto including, without limitation, the patent applications, trademarks, service marks and URLs identified on Exhibit 1.

	(h)	All of Seller' prepaid expenses, prepaid insurance, deposits
	and similar items.

"Buyer Plan" shall mean any employee benefit plan, fund or program of Buyer, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

"Financial Statements" shall mean the income statement for the Seller for the period beginning upon the formation of the Company and ending November 30, 2001, along with an accompanying balance sheet.

"Intellectual Property" shall mean patents, patent applications, software, registered or unregistered trademarks and service marks and any applications therefor, trade names, registered or unregistered copyrights, moral rights, mask works, trade secrets, confidential and proprietary information, URLs, compositions of matter, formulas, designs, proprietary rights, know-how, processes, and the like.

"Liabilities" shall mean all obligations, liabilities security interests, liens, claims and encumbrances whatsoever on the Assets or related to or with any other aspect of the business of the Seller including trade payables, equipment leases, and any notes payable except all other indebtedness for barrowed money, and accrued employee compensation and severance.


                                   ARTICLE II
                      SALE AND TRANSFER OF ASSETS; CLOSING

SECTION 2.1   ASSETS TO BE SOLD.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances, all of Seller's right, title and interest in and to iDVDBox, and all of the following property and assets, personal or mixed, tangible and intangible, owned or leased, of every kind and description, wherever located (but excluding the Excluded Assets):

     (a) all rights of ownership in and to the iDVDBox Intellectual Property on a worldwide basis, including, but not limited to, all license rights in the Inprimis and the Box Engine technology and other technology therein, and all source or object code relating thereto;

     (b) all of the other intangible rights and property of Seller relating to iDVDBox or to the utilization of iDVDBox Intellectual Property, including, but not limited to, going concern value, goodwill, telephone, telecopy and e-mail addresses, websites, domain names, and listings

     (d) all data and records relating to iDVDBox, including, but not limited to, end-user and customer lists and records, all raw data, all data on client use and experience with iDVDBox, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, reports, correspondence and other similar documents and records, and copies of all personnel records of Key Personnel and copies of all records described in Section 2.2 which relate to such Key Personnel;

     (e) all Tangible Personal Property, including, but not limited to, the equipment listed in Exhibit 1 hereto;

     (f) all Governmental Authorizations relating to iDVDBox and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer; and

     (h) all insurance benefits, including rights and proceeds, arising from or relating to the Assets prior to the Closing Date, including all benefits paid after the Closing Date for occurrences prior to the Closing Date.

All of the property and assets to be transferred to Buyer hereunder, including, but not limited to, the items referred to in paragraphs (a) through (h) above, but excluding the Excluded Assets, are herein referred to collectively as the "Assets".

SECTION 2.2    EXCLUDED ASSETS.

Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller after the
Closing:

     (a) all personnel Records and other Records relating to the iDVDBox business that a Seller is required by law to retain in its possession; and

     (b) all rights in connection with, and assets of, any Employee Benefit Plans, compensation and severance obligations.

SECTION 2.3    CONSIDERATION.

     (a) Purchase Price. The purchase price for the Assets is four hundred thirty thousand, four hundred thirty-five (478,260) shares of MediaBus restricted common stock consisting of 5% of the fully diluted amount of the said common stock outstanding shall be deposited to the Escrow Agent to be held in escrow and distributed in accordance with Escrow Agreement.

     (b) Payments to Escrow Account. Four hundred -seventy-eight thousand, two hundred sixty-two (478,262) shares of MediaBus restricted common stock consisting of 5% of the fully diluted amount of the said common stock outstanding shall be deposited to the Escrow Agent to be held in escrow and distributed in accordance with Escrow Agreement.

SECTION 2.3.1	FUTURE ACQUISITION

     (a) The total capitalization of the Company shall be nine million four hundred fifteen thousand seven hundred ninety (9,415,790) shares at the closing. Of the total outstanding shares up to 13% of the outstanding shares may be reserved for future activities including capital raising and/or acquisitions. The Seller will not be diluted unless the total outstanding shares exceeds the number outstanding at the close which shall include the shares being held in reserve.

SECTION 2.4    LIABILITIES.

     (a) Except as otherwise expressly provided herein, as of the Effective Date, Buyer shall assume and shall perform or discharge on or after the Effective Date, only those Liabilities that are listed on
     Exhibit 2, except to the extent that such Liabilities are excluded by virtue of the operation of other provisions of this Agreement. Buyer agrees to promptly pay and discharge these Liabilities as they become due and payable or otherwise dischargeable. Specifically, this includes a $500,000.00 Promissory Note From iDVDBox to Integrated Technologies & Systems. Ltd.

     (b) Notwithstanding any contrary provision contained in this Agreement, Assignee shall not be deemed to have assumed any other Liabilities of Assignor except as specifically set forth in Exhibit 2. Without limiting the foregoing, Buyer shall not assume: (i) any liability which may be incurred by reason of any uncured material breach of or any monetary default under or in connection with a Liability which occurred prior to the Effective Date; (ii) any liability for any employee benefits payable to employees of Seller; nor (iii) any liability based upon or arising out of any tortuous or wrongful actions of Seller or any person associated with the Seller, or any liability for the payment of any taxes imposed by law on Seller arising from or by reason of the transactions contemplated by this Agreement.

SECTION 2.5    CLOSING.

The consummation of the purchase and sale provided for in this Agreement (the "Closing") will take place at 6560 West Rogers Circle, Boca Raton, Ste 14, Florida 33487 at 1:00 p.m. (local time) on the later of (i) January 8, 2002 or (ii) such other time and place as the parties may agree to (the "Closing Date"). Subject to the provisions of Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

SECTION 2.6    CLOSING OBLIGATIONS.

In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

     (i) a bill of sale and assignment agreement for all of the Assets in form acceptable to Buyer (the "Bill of Sale"), executed by Seller;

     (ii) such deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its counsel and executed by Seller;

     (iii) a certificate of the Secretary of each Seller certifying and attaching all requisite resolutions or actions of such Seller's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency of the officers of such Seller executing this Agreement and any other document relating to the Contemplated Transactions; and

     (iv) a confirmation of the closing of the shell and an escrow account of $1 million available.

          (b)  Buyer shall deliver to iDVDBox the following:

               (i) 478,260 share certificate in the name of iDVDBox or such other assignee as provided through the Escrow Agent in accordance with the Escrow Agreement of MediaBus restricted common stock consisting of 5% of the fully diluted amount of the said common stock outstanding; and

               (ii) 478,262 share certificate in the name of Steve Cavayero, or such other assignee as provided through the Escrow Agent in accordance with the Escrow Agreement of MediaBus restricted common stock consisting of 5% of the fully diluted amount of the said common stock outstanding in full satisfaction of the $750,000 note payable to Steve Cavayero from iDVDBox as detailed in Exhibit 2.

          (c)	In the event that the Buyer does not raise any additional
          amount of $1.5 million within 90 days after closing and the Seller has performed according to the business plan of iDVDBox, the Seller has the rights to unwind all transactions pertaining to this Agreement and has the rights to all equipment, licenses, works, assets, accumulated during the 90 days period as well as prior to this transaction, without cost and liabilities to the Seller.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represent and warrant to Buyer that:

SECTION 3.1   ORGANIZATION AND GOOD STANDING.

Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct the iDVDBox business and utilize the iDVDBox Intellectual Property as it is now being conducted and utilized, to own or use the properties and assets that it purports to own or use in connection with the iDVDBox business, and to perform all its obligations under all Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it in connection with the iDVDBox business, or the nature of the activities conducted by it in connection with the iDVDBox business, requires such qualification.

SECTION 3.2    SUBSIDIARIES.

Seller has no Subsidiaries that conduct any portion of the iDVDBox or which have any right, title or interest in or to any property or assets, tangible or intangible, used or useful in the conduct of iDVDBox or necessary or desirable for Buyer to use and exploit the iDVDBox intellectual property.

SECTION 3.3    ENFORCEABILITY, AUTHORITY, And NO CONFLICT.

          (a) Each of this Agreement, the Bill of Sale and each other document or instrument to be executed or delivered by Seller at Closing (collectively, the "Seller's Closing Documents") constitutes the legal, valid, and binding obligation of Seller party thereto, enforceable against it in accordance with its terms. Seller has the power and authority to execute and deliver the Seller's Closing Documents to which it is a party and to perform its obligations under such Seller's Closing Documents, and such action has been duly authorized by all necessary action by such Seller's shareholders and board of directors.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

               (i) breach (A) any provision of any of the Governing Documents of Seller, or (B) any resolution adopted by the board of directors or the shareholders of Seller;

               (ii) breach, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, or any of the Assets, may be subject;

               (iii) contravene, conflict with, or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by a Seller and used in or that relates to the Assets or to the PhotoLoft Business;

               (iv) cause Buyer to become subject to, or to become liable for, the payment of any Tax;

               (v) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Seller Contract (except for any such provision prohibiting the assignment of such Seller Contract to Buyer without the consent of a party (other than a Seller) to such Seller Contract); or

               (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

 SECTION 3.4    BOOKS AND RECORDS.

The books of account and other financial records of Seller relating to the iDVDBox, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls.

SECTION 3.5    SUFFICIENCY OF ASSETS.

The Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the iDVDBox in the manner presently operated by Seller and to use and exploit the iDVDBox Intellectual Property.

SECTION 3.6    INTELLECTUAL PROPERTY.

          (a) Seller is the owners of all right, title, and interest in, or with respect to third party software programs included within the iDVDBox Intellectual Property, have the right to use pursuant to the Third Party Licenses-In, all of the iDVDBox Intellectual Property, free and clear of all Encumbrances except pre-existing license agreements. Seller has the right to use all the iDVDBox Intellectual Property, including such Intellectual Property licensed pursuant to the Third Party Licenses-In, without payment of royalties, fees or other compensation to any Person (other than any such royalties, fees or other compensation pursuant to pre-existing royalty agreements).

          (b) No Person (other than Seller and its Executives, and other than Buyer for purposes of its investigation of the Assets for purposes of the Contemplated transactions) holds, or has access to, source code that is part of the iDVDBox Intellectual Property (other than the Intellectual Property in the Third Party Licenses-In).

          (c) The operation of iDVDBox and the use of the its Intellectual Property as presently used or under development by Seller does not infringe, and has not been alleged to infringe, any Intellectual Property of any other Person.

SECTION 3.7    LOCATION OF TANGIBLE PERSONAL PROPERTY.

All Tangible Personal Property is in the control of iDVDBox and is either located at the iDVDBox facilities or is in the possession of the Key Personnel of iDVDBox.

SECTION 3.8    TITLE TO AND CONDITION OF PERSONAL PROPERTY.

          (a) Seller owns good and transferable title to all of the Assets free and clear of any Encumbrances. At the time of Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Exhibit 1 as acceptable to Buyer ("Permitted Encumbrances").

          (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business, and is free from material defects

SECTION 3.9   NO UNDISCLOSED LIABILITIES.

Except as set forth in Exhibit 2, Seller does not have any Liability relating to the iDVDBox Business or the Assets except for current liabilities incurred in the Ordinary Course of Business of Seller.

SECTION 3.10   TAXES.

          (a) Seller has paid or made provision for the payment of, all sales and use Taxes that have or may become due in connection with the iDVDBox Business.

          (b) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

SECTION 3.11   NO MATERIAL ADVERSE CHANGE.

Since November 15, 2001, there has not been any material adverse change with respect to the iDVDBox Business or the Assets, and no event has occurred or circumstance exists that may result in such a material adverse change.

SECTION 3.12   PERSONNEL.

          (a) Exhibit 3 sets forth a complete and accurate list, giving name, job title, current compensation paid or payable and vacation accrued for each employee, consultant or other personnel hired or retained by the Seller who performs some or all of his or her services in connection with the iDVDBox Business ("Personnel").

          (b) With respect to all Personnel, Seller is in compliance in all material respects with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours, and Occupational Safety and Health Laws.

          (c) To the knowledge of Seller, no Personnel intends to terminate his employment with Seller or his or her provision of consulting services to neither Seller, nor does Seller have a present intention (other than in connection with the consummation or termination of the transactions contemplated hereby) to terminate the employment or consulting services of any of its Personnel. Except as set forth on
          Exhibit 4 and subject to general principles related to wrongful termination of employees, the employment or retention of each Personnel is terminable at the will of the applicable Seller. No member of Personnel is a party to, or is otherwise bound by, any employment, confidentiality or noncompetition Contract with a Seller or any other Person, or any other Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the iDVDBox Business as heretofore carried on by Seller.

SECTION 3.13   EMPLOYEE BENEFITS.

The Seller does not have any Liability with respect to Personnel under any Employee Benefit Plan other than normal salary or wage accruals and paid vacation, sick leave and holiday accruals in accordance with Seller's past practice and policy. The Seller has performed all obligations required to be performed under, and has complied with all Legal Requirements in connection with, all such Employee Benefit Plans and is not in arrears under any of the terms thereof.

SECTION 3.14   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

The Seller is, and at all times has been, in full compliance with each Legal Requirement and Governmental Authorization that is or was applicable to the operation of the iDVDBox Business, or the ownership or use of any of the Assets.

SECTION 3.15   LEGAL PROCEEDINGS; ORDERS.

          (a) There are no Proceedings pending (i) by or against Seller that may affect the iDVDBox Business, or the Assets, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Seller, no such Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There are no Orders outstanding (i) against Seller that may affect the iDVDBox Business or the Assets, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Seller, no such Order has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Order. Each Seller is, and at all times has been, in compliance with all of the terms and requirements of each Order relating to the iDVDBox Business or the Assets.

SECTION 3.16   ABSENCE OF CERTAIN CHANGES AND EVENTS.

Since November 15, 2001, Seller has conducted the iDVDBox only in the ordinary Course of Business and there has not been any:

          (a) damage to or destruction or loss of any Asset, whether or not covered by insurance;

          (b) entry into, termination of, or receipt of notice of termination in connection with the iDVDBox of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement to which a Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by a Seller of at least $10,000;

          (c) sale, lease, or other disposition of any Asset other than in the Ordinary Course of Business;

          (d)  mortgage, pledge, or imposition of any Encumbrance on any Asset;

          (e) modification of any material Contract or Governmental Authorization in connection with the iDVDBox;

          (f) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller in connection with the iDVDBox;

          (l)  material change in the accounting methods used by Seller; or

          (m) agreement, whether oral or written, by a Seller to do any of the foregoing.

SECTION 3.17   ENVIRONMENTAL MATTERS.

Seller is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law in connection with the iDVDBox.

SECTION 3.18   BROKERS OR FINDERS.

Neither Seller nor any of its Related Persons have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

SECTION 3.19   DISCLOSURE.

          (a) No representation or warranty or other statement made by Seller in this Agreement or in connection with the Contemplated Transactions omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

          (b) No notice given by a Seller pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements in such notice or in this Agreement, in light of the circumstances in which they were made, not misleading.

          (c) Seller does not have knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the Assets, iDVDBox, prospects, financial condition, or results of operations of Seller, that has not been set forth in this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

SECTION 4.1     ORGANIZATION AND GOOD STANDING.

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted.

SECTION 4.2    AUTHORITY, NO CONFLICT.

This Agreement and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents") constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the power, and authority to execute and deliver the Buyer's Closing Documents and to perform its obligations under the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

SECTION 4.3    BROKERS OR FINDERS.

Neither Buyer nor any of its Related Persons have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

                                    ARTICLE V
                      COVENANTS OF SELLER PRIOR TO CLOSING

SECTION 5.1    ACCESS AND INVESTIGATION.

Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access, during regular business hours, to, with respect to the iDVDBox.

SECTION 5.2    OPERATION OF THE BUSINESS OF SELLER.

Between the date of this Agreement and the Closing Date, Seller shall:

               (a) conduct the iDVDBox only in the Ordinary Course of Business;

               (b) iDVDBox, use their best efforts to preserve intact its current business organization, keep available the services of its officers, Personnel, and agents, not sell, transfer or encumber any assets or grant any licenses to any Person to use any iDVDBox Intellectual Property and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

               (c) otherwise report periodically to Buyer concerning the status of their operations and finances.

SECTION 5.3    REQUIRED APPROVALS.

As promptly as practicable after the date of this Agreement, Seller shall make all filings, if any, required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Seller also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make, or pursuant to Legal Requirements shall be required to make, in connection with the Contemplated Transactions.

 SECTION 5.4    NO NEGOTIATION.

Until such time as this Agreement shall be terminated pursuant to Section 9.1, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any business combination transaction involving the sale of the Assets.

SECTION 5.5    (Intentionally left blank).

SECTION 5.6    KEY PERSONNEL.

Seller shall terminate, effective as of the Closing Date, its employment or retention of the Key Personnel listed on Exhibit 3, and shall use its best efforts to cause all such Key Personnel to become, effective as of the Closing Date, full-time employees of or consultant to Buyer (as elected by Buyer), pursuant to employment or consulting agreements containing non-compete and work-for-hire provisions and such other provisions as Buyer may require. Key Personnel hired or otherwise retained by Buyer shall be entitled to such benefits as Buyer generally makes available to its employees from time to time, with such Key Personnel receiving credit for his or her service time with Seller or its predecessor-in-interest. Other than the Key Personnel listed on
Exhibit 3, Buyer shall not be required to hire or retain the services of any of the individuals currently employed or retained by Seller primarily or substantially in connection with iDVDBox, and to the extent that it does elect to hire such Persons or retain their services, the terms thereof shall be in Buyer's sole discretion.

                                   ARTICLE VI
                       COVENANTS OF BUYER PRIOR TO CLOSING

SECTION 6.1    REQUIRED APPROVALS.

As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings, if any, required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Buyer also shall fully cooperate, and cause any Related Person to cooperate, with Seller (a) with respect to all filings Requirements to make.

SECTION 6.2    BEST EFFORTS.

Buyer shall use its best efforts to cause the conditions in Article VIII to be satisfied.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):


SECTION 7.1    ACCURACY OF REPRESENTATIONS.

All of Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

SECTION 7.2    SELLER'S PERFORMANCE.

          (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

          (b) Seller shall have delivered each of the documents required to be delivered by it pursuant to Section 2.6(a).

SECTION 7.3    NO PROCEEDINGS.

There shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or resulting in Losses or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, enjoining, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering, with any of the Contemplated Transactions.

SECTION 7.4    GOVERNMENTAL AUTHORIZATIONS.

Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

SECTION 7.5    PERSONNEL.

          (a) Each of the Key Personnel shall have signed employment, consultancy or such other services agreements with Buyer at or prior to the Closing Date as Buyer may have required, each such agreement to be on terms satisfactory to Buyer. Seller shall terminated the employment, consultancy or services of all Key Personnel effective as of the Closing Date.

          (b) Each of the Key Personnel and/or Seller, as appropriate, shall have signed an assignment of rights in works made for hire and all other works created in the course of their duties and assignments covering future works to be created at Buyer's direction, such assignment to be in form and substance acceptable to Buyer, i.e. as part of their employment, consultancy or service agreements.

SECTION 7.6    SATISFACTORY DUE DILIGENCE.

Buyer shall have completed a due diligence investigation of Seller, the iDVDBox Intellectual Property and the other Assets and the results thereof shall have been satisfactory to Buyer in Buyer's sole discretion.

SECTION 7.7    NO CHANGE IN BUSINESS.

Between November 15, 2001 and the Closing Date, there shall have been no material adverse change in the Assets, liabilities, properties, earnings, prospects or business of the iDVDBox.


SECTION 7.8    AUTHORIZATION.

All actions necessary on the part of Seller to authorize the execution, delivery and performance to this Agreement and the consummation of the Contemplated Transactions shall have been duly and validly taken (including approval by the board of directors of Seller).

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

SECTION 8.1    ACCURACY OF REPRESENTATIONS.

All of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

SECTION 8.2    BUYER'S PERFORMANCE.

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

          (b) Buyer shall have delivered each of the documents required to be delivered, and made each of the payments required to be made, by it pursuant to Section 2.6(b).

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1    TERMINATION EVENTS.

By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

          (a) by Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived by Buyer;

          (b) by Buyer if prior to Closing a Seller delivers to Buyer an update to any Exhibit disclosing any fact which is unacceptable to Buyer in its sole discretion;

          (c)  by mutual consent of Buyer and Seller; or

          (d) by Buyer if the Closing has not occurred on or before December 15, 2001 or such later date as the parties may agree upon, unless Buyer is in material breach of this Agreement.

SECTION 9.2    EFFECT OF TERMINATION.

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If the Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this
Section 9.2 and Articles XII will survive; provided, that if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE X
                          SELLER'S ADDITIONAL COVENANTS

From and after the Closing Date, the Seller shall:

SECTION 10.1  PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER.

Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

SECTION 10.2   PAYMENT OF LIABILITIES.

In addition to payment of Taxes pursuant to Section 10.1, Seller shall pay, or make adequate provision for the payment, in full of all of the Liabilities relating to iDVDBox not assumed by Buyer.

SECTION 10.3   REPORTS AND RETURNS.

Seller shall promptly after the Closing prepare and file all reports and returns required by applicable Legal Requirements relating to iDVDBox.

SECTION 10.4   COVENANT OF SELLER NOT TO COMPETE.

          (a) Seller acknowledges that the agreements and covenants contained in this Section 10.4 are essential to protect the business and goodwill being purchased by Buyer, and Buyer would not purchase the Assets but for the agreements and covenants of Seller contained in this Section 10.4.

          (b) For a period of two (2) years following the Closing Date, neither Seller shall nor any of its Related Persons shall engage in a business similar to or competitive with iDVDBox, with the exception of non-competitive relationship of Cavaco Sales, Inc, either directly or indirectly, or enter the employ of, or render any services to, any Person engaged, directly or indirectly, in such activities; or become interested in any Person engaged in such business, directly or indirectly, as a partner, lender, member, shareholder, agent, trustee, consultant or in any other relationship or capacity; provided that each such party may own, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if such party is not a controlling person of, or a member of a group which controls, such Person or does not, directly or indirectly, own 1% or more of any class of securities of such Person.

SECTION 10.5   FURTHER ASSURANCES.

The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree
(a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

                                   ARTICLE XI
                                 INDEMNIFICATION

SECTION 11.1   SURVIVAL.

All representations, warranties, covenants, and obligations in this Agreement, the Exhibits attached hereto, and the other Seller's Closing Documents shall survive the Closing and the consummation of the Contemplated Transactions. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

SECTION 11.2   INDEMNIFICATION AND REIMBURSEMENT BY SELLER.

          (a) Seller shall indemnify and hold harmless Buyer, its Representatives and shareholders, and its Related Persons (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons, for any and all damages, fines, penalties, deficiencies, losses and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment) (collectively, "Losses"), arising from or in connection with:

               (i) any breach of any representation or warranty made by a Seller in this Agreement;

               (ii) any breach of any covenant or obligation of Seller in this Agreement, Seller's Closing Documents in any other document, writing or instrument delivered by a Seller pursuant to this Agreement;

               (iii) any noncompliance with any bulk sales law or fraudulent transfer law in respect of the Contemplated Transactions;

               (iv)  any  other  Liability  of  a  Seller;  or

               (v) arising out of the actions or inactions of a Seller with respect to iDVDBox at any time on or prior to the Closing Date.

          (b) Seller's liability under this Article XI shall be limited as follows: (i) The aggregate amount of Seller's liability under this
          Article XI, other than for liabilities resulting from breach of its representations and warranties contained in Section 3.6 or any other representation, warranty or covenant in any Seller's Closing Document relating to Intellectual Property rights in iDVDBox Intellectual Property and the Assets, shall be limited to an amount equal to the Purchase Price; Seller's liability under this Article XI for breach of its representations and warranties contained in Section 3.6 or any other representation, warranty or covenant in any Seller's Closing Document relating to Intellectual Property rights in iDVDBox Intellectual Property and the Assets shall not be limited.

               (ii) Seller's indemnification obligation under this Article XI shall be limited to Losses that are asserted, whether by notice, filing of a Proceeding or otherwise, no later than 30 months following the Closing Date and which relate to or arise out of, whether in whole or in part, facts, stated events or circumstances that occurred prior to the Closing Date.

Notwithstanding the foregoing, the limitations under this paragraph (b) shall not apply to any breach by Seller of any of its representations, warranties, covenants or other obligations under the Inprimis Retained License and License Agreement, and shall not be construed to be in limitation of any rights Buyer may have hereunder or under any other Seller's Closing Document to specific performance, injunctive relief or other equitable remedies in the event of breach by Seller of any of its obligations hereunder or thereunder,

                                   ARTICLE XII
                               GENERAL PROVISIONS

SECTION 12.1   CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.

          (a) Information obtained in confidence by either party in connection with this Agreement or the Contemplated Transactions, shall be confidential. The obligations of Buyer's confidentiality shall terminate and be of no force or effect upon the occurrence of the Closing.

SECTION 12.2   EXPENSES.

The Seller shall reimburse the Buyer for all costs incurred by the Buyer and or its affiliates in for the transaction contemplated herein. Notwithstanding the foregoing, the maximum reimbursement available to the Buyer from the Seller shall not exceed Twenty Five Thousand Dollars ($25,000 US). Or

The Seller and Buyer shall be individually responsible for all of their own expenses related to the transaction contemplated herein.

SECTION 12.3   NOTICES.

All notices, Consents, waivers, and other communications under this Agreement must be in writing and are deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile or with confirmation of transmission by the transmitting equipment, (c) five (5) days after delivery, if sent by certified mail, return receipt requested, or (d) one (1) day after delivery, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses, facsimile numbers or email addresses set forth below (or to such other addresses, facsimile numbers or as a party may designate by notice to the other parties):


     Buyer:               MediaBus Networks
			  3449 Sheridan Chase
                          Marietta, GA 30067
                          Attn:  Ken Lipscomb
		          Chairman & CEO
                          Fax: (208) 979-5660
And with copies to:

			  MMDS Capital


     Seller:              iDVDBox, Inc.
                          6560 West Rodgers Circle
			  Suite 14
                          Boca Raton, FL 33487
                          Attention:  Steve Cavayero
                          President & Chief Executive Officer
                          Fax: (561) 995-5998

SECTION 12.4   (Intentionally Left Blank)

SECTION 12.5   (Intentionally Left Blank)

SECTION 12.6   WAIVER.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right under this Agreement or the documents referred to in this Agreement operates as a waiver of such right, and no single or partial exercise of any such right precludes any other or further exercise of such right or the exercise of any other right. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

SECTION 12.7   ENTIRE AGREEMENT AND MODIFICATION.

This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed on behalf of each of the parties hereto.

SECTION 12.8   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer, provided that no such assignment or delegation shall relieve Buyer from any of its obligations hereunder. Subject to the preceding sentence, this Agreement applies to, is binding in all respects upon, and inures to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement is to be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 12.8.

SECTION 12.9   SEVERABILITY.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

SECTION 12.10  SECTION HEADINGS, CONSTRUCTION, EXHIBITS.

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Exhibits of this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. Each Exhibit shall be applied and enforceable in accordance with its terms. The statements in the Exhibits, and those in any supplement thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, Exhibits or amendments thereto. The language used in the Agreement shall be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be available in the interpretation of this Agreement.

SECTION 12.11  TIME OF ESSENCE.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

SECTION 12.12  GOVERNING LAW.

This Agreement will be governed by and construed under the laws of the State of Florida without regard to conflicts of laws principles that would require the application of any other law.

SECTION 12.13  JOINT AND SEVERAL OBLIGATIONS.

All covenants, representations, warranties and other obligations of Seller under this Agreement and the other Seller's Closing Documents shall be joint and several, except for covenants, representations, warranties and other obligations, which are expressly provided, to be several and not joint obligations of iDVDBox.

SECTION 12.14  EXECUTION OF AGREEMENT, COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            BUYER:

                                            MediaBus Networks



                                            By: ---------------------------
                                            Name:  Ken Liscomb
                                            Its:   Chairman & CEO



                                            SELLER:

                                            iDVDBox, Inc.


                                            By: ---------------------------
                                            Name:  Stephen Cavayero
                                            Its:   President & CEO
Exhibit 1

List of Assets

No.	Item
	Intellectual Property and Trademarks
1	IP- BoxEngine (Worldwide Patent Pending) technology
2	Trademark "i2DVD"
3	Trademark "BoxEngine"

	Servers Hardware and Software
1	Dell PowerEdge 1400SC, 933Mhz Server (CCS01)
2	Dell PowerEdge 1400SC, 933Mhz Server (ORACLE01)
3	MultiTech RASFinder Remorte Access Device
4	APC Smart-UPS
5	Windows NT Server 4.0 (CCS01)
6	Windows NT Server 4.0 (ORACLE01)
7	Veritas Backup Exec Server v8.5
8	Veritas Backup Exec Remote Agent
9	Veritas Backup Exec Oracle Agent

	PC Software
1	Adobe Photoshop 6.0
2	Adobe Illustrator 9.0
3	Adobe GoLive 5.0
4	Adobe LiveMotion
5	Macromedia Dreamweaver UltraDev 4
6	Macromedia Flash 5
7	ColdFusion Studio 4.5.2
8	ColdFusion Server 4.5
9	Borland C++ Builder 5 Standard
10	Adobe Acrobat 4.0
11	McAfee VirusScan
12	McAfee Firewall
13	StarOffice 5.2
14	Corel Gallery Clipart

	Lab Equipment
1	PC Doctor Diagnostics Service Center 2000 v2.2
2	CHIPhERASER
3	Linksys EtherFast Cable/DSL Router
4	Weller WES50 Soldering Iron
5	WaveTek Electronic Measuring Instrument
6	DirectTV Digital Satellite Receiver
7	DirectTV Digital Satellite Receiver
8	SurfReady Internet DVD Player
9	Cambridge Soundworks Speaker System

	EXHIBIT 1 - Page 2

	Others
1	Computer Monitor - KDS
2	TV - Panasonic
3	TV -Zenith
4	TV - Hitachi
5	Pioneer Receiver (USX-0409)
6	Speaker Set (Surround Sound & Woofer)
7	DVD Format & Logo License, DVD-ROM/Video Books
8	Inventory  i2DVD Players (170 pieces)
9	Office Furniture
10	File Cabinets
	Grand Total

Exhibit 2

A. Monthly Liabilities

Gateway - Servers/Computer Lease (Wells Fargo)	        $1,041.87
Lab Equipment Lease (Wells Fargo)                       $227.91
Office Lease	                                        $2,500.00
Office Insurances - Equipment & Product Liability	$900.00
Auto Leases (4 cars)	                                $1,400.00
Auto Insurances (Progressive)	                        $1,000.00
Engineers' House Lease (+FPL & PBCWVD)	                $2,800.00
MCI-WorldCom Broadband Service	                        $772.50
Telephone/Server/Fax (10 Lines)	                        $1,000.00
Brinks Security System and Monitoring	                $52.00
Copy Machine Lease (Crown Bank Leasing)	                $157.73

B. Other Liabilities

Inprimis Engineering Fee	                        $154,200.00
Loan (10% Minority Investors)	                        $500,000.00
Buyers Shopping Network - Balance for Infomercial	$15,000.00
Legal Fees Related to Patent and Trademarks	        $5,000.00
Certified Audit Balance	                                $7,000.00
Connect Server and Software	                        $88,000.00
Outstanding Renumeration	                        $50,000.00

Exhibit 3

List of Personnel

KOH Wei Wan
CHING Meng Yew
SIAH Eng Kiat
Gregory A. Hall Jr.
Jacqueline Sonara

Exhibit  4

List of Key Personnel

Steve Cavayero
Jerry Siah
Richard Cavayero